EXHIBIT 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is made and entered into effective as of August 31, 2009 by and between PARLUX FRAGRANCES, INC., a Delaware corporation and PARLUX LTD., a New York corporation (individually and/or collectively, the “Borrower”) and REGIONS BANK, an Alabama banking corporation (the “Bank”).

Recitals

This Agreement is made and entered into in reliance on the accuracy of the following recitals, which are an integral component of this Agreement and which are acknowledged by the Borrower and the Bank to be true and accurate:

A.

The Bank made a loan to the Borrower in the original principal amount of $20,000,000.00 (the “Loan”).

B.

The Loan is evidenced by that certain Revolving Promissory Note dated as of July 22, 2008, executed by the Borrower in favor of the Bank in the original principal amount of $20,000,000.00 (the “Note”). In connection with the execution of the Note, the Borrower and the Bank entered into that certain Loan and Security Agreement dated as of July 22, 2008 (the “Loan and Security Agreement”).

C.

The obligations of the Borrower evidenced by the Note are secured, in part, by (i) the Loan and Security Agreement, which secures certain personal property of the Borrower, as more particularly set forth therein (the “Collateral”), (ii) that certain Patent and Trademark Security Agreement dated as of July 22, 2008, from the Borrower in favor of the Lender, recorded with the Assignment Division of the United States Patent and Trademark Office as Instrument No. 700389984 and as Instrument No. 70038995 (the “Patent and Trademark Security Agreement”), (iii) that certain UCC Financing Statement from PARLUX LTD., a New York corporation in favor of Lender, filed with the New York Department of State under File No. 200807280527145 (the “Parlux Ltd. UCC”), and (iv) that certain UCC Financing Statement from PARLUX FRAGRANCES, INC., a Delaware corporation in favor of Lender, filed with the Delaware Department of State under File No. 2008 2576369 (the “Parlux Fragrances, Inc. UCC”).

D.

The Note, the Loan and Security Agreement, the Patent and Trademark Security Agreement, the Parlux Ltd. UCC, the Parlux Fragrances, Inc. UCC and all other documents evidencing or securing the Loan, are sometimes hereinafter collectively referred to as the “Loan Documents”.

E.

The Borrower agrees and acknowledges that pursuant to the terms of Section 2.2(c) of the Loan and Security Agreement, the outstanding principal balance of the Note at no time shall exceed the “Revolving Loan Availability” (as defined in Section 1.1 of the Loan and Security Agreement). Additionally, the Borrower agrees and acknowledges that the current outstanding principal balance of the Note is $6,680,612.00 and the current Revolving Loan

Availability is $208,000.00, resulting in an excess of the Revolving Loan Availability in the amount of $6,472,612.00. The Borrower further agrees and acknowledges that the Borrower is in default under the terms of Section 2.2(c) of the Loan and Security as the Borrower has failed to timely make the mandatory principal payment required under Section 2.2(c) of the Loan and Security Agreement to reduce the outstanding principal balance of the Note to an amount not greater than the Revolving Loan Availability (the “Event of Default”).  The Borrower agrees and acknowledges that as a result of the occurrence and continuance of the Event of Default, the Bank (i) is under no obligation to make other loan advances or financial accommodations available to the Borrower under the Loan Documents or otherwise, and (ii) has the current right to exercise any and all of its rights and remedies against the Borrower under the Loan Documents and applicable law.

F.

The Borrower has requested that, notwithstanding the occurrence and continuance of the Event of Default, that the Bank forbear from exercising its rights and remedies against the Borrower.

G.

Although the Bank is under no obligation to do so, the Bank is willing to forbear from exercising its default rights and remedies against the Borrower for the period set forth herein, subject to and solely on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreement and undertakings of the Borrower and the Bank, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Incorporation of Recitals. Each of the above recitals is incorporated herein and deemed to be the contractual covenants of the Borrower and the Bank and are relied upon by each party to this Agreement in agreeing to the terms of this Agreement.

2.

Ownership of Loan Documents. Borrower hereby acknowledges and stipulates that Bank is the owner and holder of the Loan Documents, and is recognized as, and deemed to be, a holder in due course of the Note.

3.

Event of Default.  The Borrower has failed to timely make the mandatory principal payment required under Section 2.2(c) of the Loan and Security Agreement to reduce the outstanding principal balance of the Note to an amount not greater than the “Revolving Loan Availability” (as defined in Section 1.1 of the Loan and Security Agreement). As of the execution of this Agreement, Borrower has failed to cure such Event of Default.

4.

Acknowledgement of Amounts Outstanding. As of August 27, 2009, the total outstanding principal balance owed to the Bank under the Note is $6,680,612.00, including accrued and unpaid interest (exclusive of late fees and other charges) in the amount of $4,199.16, together with all accruing interest, fees, costs and expenses as provided in the Loan Documents, including without limitation, attorneys’ fees (collectively, the “Loan Balance”).

5.

Acknowledgement of Liens and Security Interests. The Borrower agrees and acknowledges that, the liens and security interests granted to the Bank under the Loan Documents in the Collateral are valid, perfected and enforceable security interests, and the

Collateral is subject only to those permitted liens and encumbrances identified in the Loan Documents.

6.

Forbearance. The Borrower acknowledges that as a result of the Event of Default under the Loan Documents, the Bank has the immediate legal and contractual right to demand payment under the Note and exercise all rights and remedies available to a secured creditor under applicable law in respect of the Collateral, and an action against Borrower to enforce collection of all sums due under the Loan Documents. Although Bank has no legal obligation to do so, as an act of Bank’s good faith, Bank agrees to forbear from such legal action until the earlier of (i) an additional Event of Default under the Loan Documents, (ii) an Event of Default under this Agreement, or (iii) October 28, 2009 (the “Forbearance Period”), subject to Borrower’s satisfaction of the Conditions Precedent set forth in Paragraph 8 of this Agreement. Upon the occurrence of an additional Event of Default under the Loan Documents or this Agreement (other than the “Event of Default” defined in Recital “E” of this Agreement), the Bank shall be entitled to exercise all available rights and remedies, and all principal and accrued interest due under the Note and Loan Documents shall be due and payable in full.  All obligations of the Borrower hereunder and under the Loan Documents shall survive the termination of the Forbearance Period.

7.

Forbearance Fee. Borrower hereby agrees to pay to Bank a forbearance fee in an amount equal to $40,000.00, payable as follows: (i) Borrower shall pay Bank $20,000.00 upon the execution of this Agreement, and (ii) Borrower shall pay Bank $20,000.00 on September 30, 2009. Notwithstanding the foregoing, in the event that Borrower refinances with another financial institution or otherwise repays, all amounts outstanding under the Loan Documents on or before September 30, 2009, Borrower shall not be required to pay the $20,000.00 portion of the forbearance fee due on September 30, 2009.

8.

Conditions Precedent. In addition to the requirements set forth in Section 10 hereof, the Borrower agrees that Bank’s obligations under this Agreement shall not be effective and the Bank shall have no obligation to forbear from exercising any rights or remedies unless and until each of the following conditions precedent have been satisfied on or before the date required, or waived by the Bank (in Bank’s sole discretion), for whose sole benefit such conditions exist:

(a)

This Agreement shall have been duly and properly authorized, executed and delivered and shall be in full force and effect;

(b)

No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful for the Bank to perform any of its agreements or obligations under this Agreement, any of the Loan Document, or for the Borrower to perform any of their agreements or obligations under this Agreement or any of the Loan Documents, respectively; and

(c)

The Borrower shall have obtained any and all necessary third party consents to the execution and delivery of this Agreement, including,

without limitation, the consent of a majority of the board of directors of Borrower, and the consummation of the transactions contemplated hereby.

9.

Representations and Warranties. To induce the Bank to enter into this Agreement, the Borrower hereby represents and warrants to the Bank that:

(a)

Representations and Warranties True and Correct; Survival. Except as relate to the Event of Default, and except as otherwise previously disclosed to the Bank, all representations and warranties contained in this Agreement and in any and all of the other Loan Documents are true and correct as of the date of this Agreement, and all such representations and warranties shall survive the execution of this Agreement.

(b)

No Violation. The execution, delivery and performance by the Borrower of this Agreement and all documents contemplated hereunder are within its respective powers, have been duly authorized, and are not in conflict with any applicable bylaws of Borrower, or the terms of any other corporate document of Borrower and all such documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms. In addition, such execution, delivery and performance by the Borrower will not, to the best of its knowledge, violate any law, rule or order of any court or governmental agency or body to which the Borrower is subject.

(c)

Unconditional Obligation; No Defenses. The Loan Documents represent unconditional, absolute, valid and enforceable obligations against the Borrower. The Borrower does not have any claims, counterclaims, set offs or defenses against the Bank or any other person or entity which would or might affect (i) the enforceability of any provision of the Loan Documents, or (ii) the collectibility of any sums advanced by the Bank in connection with the Loan. The Borrower understands and acknowledges that the Bank is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

(d)

Cooperation of Borrower. The Borrower shall take all actions reasonably requested by the Bank in writing necessary to prevent the Bank from suffering a loss with respect to the Loan, or being deprived of the Collateral or of any rights or remedies of the Bank with respect to the Loan Documents or this Agreement in the event of a default by Borrower under this Agreement or any other Loan Document (or the ability to exercise any such rights or remedies).

(e)

Bank’s Performance. The Bank has fully complied with all obligations expressed under the Loan Documents, or implied or required by law, whether or not so expressed. The Borrower has not relied upon any warranties, representations, terms, conditions, promises or agreements by Bank, its officers, directors, agents, employees, attorneys, or other representatives.

10.

Covenants/Modifications to the Loan Documents. During the Forbearance Period, the Borrower will take the following actions, as indicated, and further acknowledge and agree to the modifications to the Loan Documents set forth below:

(a)

The Borrower shall comply with all requirements of all Loan Documents to the extent not inconsistent with this Agreement and except to the extent to which the Event of Default has already occurred;

(b)

The Borrower shall disclose to Bank in writing any material agreements with any of their other creditors that are reasonably expected to impair their respective ability to perform under this Agreement;

(c)

The Borrower shall keep the Bank fully informed at all times of any material adverse matters relating to the conduct of the Borrower’s business, or the business, including without limitation, all proceedings relating or involving the Borrower or the Collateral;

(d)

The Borrower hereby authorizes the Bank to execute and record at appropriate governmental offices, without the signature of the Borrower, all financing statements necessary under applicable law for the Bank to perfect or maintain perfection of its security interest in any collateral, wherever located and whenever acquired by the Borrower;

(e)

The Borrower shall not pay or declare any dividends or make any form of distribution to its shareholders at any time during the Forbearance Period;

(f)

The Borrower shall not repay any loans or advances made to Borrower by any related parties until such payments are expressly approved by Bank in writing; and

(g)

Until the expiration of the Forbearance Period or the earlier occurrence of a Forbearance Default (as defined in Section 11 hereof), the Loan shall continue to accrue interest at the applicable non-default interest rate as set forth in the Loan and Security Agreement. The Borrower agrees that, upon the expiration of the Forbearance Period or the earlier occurrence of a Forbearance Default under this Agreement, the Bank will have the right to impose a default rate of interest equal to the highest permissible rate under the laws of the State of Florida, and interest shall thereafter accrue at the default rate on the entire unpaid Loan Balance until paid, including after the entry of a judgment.

11.

Additional Events of Default.  Upon the occurrence of any Forbearance Default after the date of this Agreement, Bank, in its sole and absolute discretion, may declare all obligations of the Borrower immediately due and payable in full, all without notice or demand, all of which requirements the Borrower hereby waives.  For purposes of this Agreement a “Forbearance Default” shall mean (a) any Event of Default set forth in the Loan Documents (other than the “Event of Default” defined in Recital “E” of this Agreement), or (b) any of the following additional events:

(a)

Failure to Perform. Borrower’s failure to perform any of the obligations set forth in this Agreement within five (5) Business Days of written notice from Bank, provided however, Borrower shall not be entitled to any notice or cure period for Borrower’s failure to pay any monetary amounts due under the Loan Documents or this Agreement;

(b)

Representations and Warranties. If any representation or warranty of the Borrower herein or in any other Loan Document shall have been materially false, misleading or incorrect when given;

(c)

Material Adverse Changes.  If there is any further material impairment of the prospect of Borrower’s satisfaction of its respective obligations to the Bank or further material impairment of the value of the Collateral or the priority of the Bank’s security interest in or lien on the Collateral;

(d)

No Pledge.  If any lien is created or suffered to exist against the Collateral other than the liens permitted under the Loan Documents; or

(e)

Bankruptcy; Borrower. If a petition in bankruptcy is filed by the Borrower, or if a petition in bankruptcy is filed against the Borrower.

12.

Remedies. Upon the occurrence of a Forbearance Default, or upon expiration of the Forbearance Period, and at all times thereafter, the Bank, without the necessity of giving notice or obtaining any prior approval of any court, shall be entitled to exercise any and all rights and remedies set forth in the Loan Documents, this Agreement, and applicable law, including, without limitation, to (a) apply all funds in Borrower’s accounts with the Bank to the Loan, and (b) exercise in respect of any Collateral it may hold all rights and remedies of a secured creditor available to it under applicable laws, and the Bank shall also be entitled to exercise all rights and remedies available to the Bank as a creditor generally, including without limitation all remedies available to the Bank under the Loan Documents, as well as rights and remedies available to the Bank at law or in equity.  All such rights and remedies shall be cumulative.  No failure or delay on the part of the Bank in exercising any power, right or remedy under any of the Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude any further exercise thereof or the exercise of any other party, right or remedy.

13.

Release of All Claims.

(a)

The Borrower’s Release. The Borrower hereby acknowledges and agrees that the Bank and its affiliates and its respective officers, directors, shareholders, employees, agents, representatives, attorneys and accountants (collectively, the “Bank Parties”) do not have, and shall not have, any obligation or liability for, and the Borrower voluntarily and knowingly, irrevocably and unconditionally waives, releases and discharges the Bank Parties fully and finally from, any and all “Claims” (defined below) which any of them now has or ever has had up to and including the date hereof against the Bank Parties, based upon, arising out of, or relating to the Loan, including, without limitation, Bank’s rights or obligations under the Loan Documents, the negotiation or execution of this Agreement, or any other matter relating to the Borrower’s relationship or dealings with the Bank in respect of the Loan or any one or more of them as a borrower, guarantor, or otherwise in respect of the Loan at any time on or before the date hereof, or any act, contract, transaction or omission existing or taking place in respect of the Loan at any time on or before the date hereof relating in any way to any or all of the foregoing.

(b)

Claims. As used in this section, “Claims” means and includes any and all claims (including claims as defined in 11 U.S.C. § 101(5), actions, suits, causes of action, damages (direct, indirect or consequential), entitlements to money or other property, accounts, covenants, agreements, rights of set off, representations (express or implied), express or implied warranties, judgments, losses, liabilities and obligations of every kind whatsoever, in law or in equity, however arising, known or unknown, expected or unexpected, matured or unmatured. Further, “Claims” specifically includes any and all attorneys’ fees and other cost and expenses.

(c)

Successors and Other Affiliates. The provisions of this Section shall be binding upon, inure to the benefit of, and be enforceable by and against each of the parties, their respective affiliates, and all other persons acting on or for, or purporting to act on or for, their benefit or in concert with or through any or all of them.

(d)

Survival of Waiver and Release. The provisions of this Section shall survive the execution of this Agreement, the termination of the Loan Documents, or this Agreement, and the consummation of the transactions contemplated herein and therein.

(e)

Unknown Claims. The Borrower hereby stipulates and agrees to assume the risk of any and all unknown, unanticipated or misunderstood claims which are inadvertently waived within this Agreement. The Borrower further waives, releases and relinquishes any and all rights, benefits or claims which they might otherwise have with regard to the waiver or release of such unknown, unanticipated or misunderstood claims.

14.

Waiver of the Automatic Stay.  In consideration of Bank agreeing to forbear from exercising its various rights and remedies under the Loan Documents and applicable law in response to the Event of Default, and in consideration of the other mutual agreements contained in this Agreement, and for other good and valuable consideration, the Borrower hereby agrees that if the Borrower (i) has an order for relief entered, or has an involuntary petition filed against it in a case filed under the Bankruptcy Code, (ii) files or is the subject of any petition seeking any liquidation, dissolution, or similar relief under the Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, or other debtor relief, or (iii) seeks or consents to the appointment of any trustee, receiver, conservator, or liquidator, then such party hereby consents to, the immediate termination of the Automatic Stay to enable Bank to exercise any and all of its rights and remedies under the Loan Documents, this Agreement, and applicable law, and the Borrower shall not assert, or request or cause any other party to assert, that the Automatic Stay operates to stay, condition, reduce, or inhibit such right of Bank. Upon filing of any motion or other pleading or the taking of any other action by Bank in any bankruptcy case of the Borrower for relief from the Automatic Stay or for modification or lifting of the Automatic Stay or any stay otherwise provided by any applicable law as it relates to the Borrower and affects Bank’s rights and remedies against the Borrower or the Collateral, the Borrower shall not in any manner whatsoever oppose or object, and shall not request or cause any other party to oppose or object, to such motion or pleading or other action taken by Bank but, rather, hereby irrevocably consents thereto. Upon the commencement to any voluntary or involuntary bankruptcy case by or against the Borrower, the Borrower hereby irrevocably waives and agrees not to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or otherwise, to stay, condition, reduce, or inhibit Bank’s ability to enforce any rights it has under the Loan Documents or this Agreement. Bank, but for this Section, would not enter into this Agreement.

15.

Indemnity. The Borrower hereby agrees to defend, indemnify, protect, and hold harmless Bank, and its officers, directors, shareholders, representatives and attorneys, from and against any and all claims which such parties may incur, suffer, or be subject to, as a direct or indirect result or consequence of, or in relation to any of the following:

i.

The fact that any representation, warranty, acknowledgement or other statement of fact by the Borrower is untrue or incomplete when made in any respect;

ii.

Any claim that the Bank is directly, indirectly, or derivatively liable for any act, omission or liability of the Borrower for any reason under any legal theory whatsoever;

iii.

Any documentary stamp, intangible tax due or similar charge in connection with this Agreement, or the Loan; or

iv.

Any claim, loss, cost, fee or other liability incurred by Bank (including attorneys’ fees and costs) to defend, enforce or perfect the priority of its lien.

The foregoing indemnity obligations include all costs, expenses, and attorneys’ fees incurred in connection with any such indemnified claim, but shall exclude, in each case, claims, losses, taxes, charges, fees and liabilities resulting from Bank’s gross negligence or willful misconduct.

16.

Performance of Obligations Under Loan Documents. The Borrower covenants and agrees to perform and observe all covenants, agreements, stipulations and conditions on its part to be performed under the Loan Documents, except to the extent amended hereby or inconsistent with this Agreement and except to the extent that the Borrower is already in default thereof as of the date of this Agreement.

17.

Status of Loan Documents. Except as specifically provided to the contrary in this Agreement and the Loan Documents, shall continue in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall control.

18.

Limitation of Interest. The Borrower and Bank expressly intend that no amount paid or agreed to be paid to Bank for the use, forbearance or retention of money (including, without limitation, all interest, any late charge, and the aggregate of all other amounts taken, reserved, or charged pursuant to the Loan Documents, which under applicable law is deemed to be interest) shall exceed the maximum rate allowed by applicable law. If, from any circumstance whatsoever, fulfillment of any obligation under this Agreement, or under the Loan Documents shall cause the effective rate of interest upon the principal sums evidenced by the Loan Documents to exceed the maximum rate of interest allowed by applicable law then, the obligation to be fulfilled shall be reduced automatically to the extent necessary to prevent that effective rate of interest from exceeding the maximum rate allowable under applicable law, and to the extent that the Bank shall receive any sum which would constitute excessive interest, such sum shall be applied to the reduction of the unpaid principal balance due to Bank and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, the excess shall be refunded to the Borrower. This provision shall control every other provision of all agreements between Borrower and Bank.

19.

Successors and Assigns.  This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or duties under this Agreement or the Loan Documents without the prior written consent of the Bank.

20.

Further Assurances.  The Borrower agrees to execute such other and further documents and instruments as the Bank may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by this Agreement or any other Loan Documents.

21.

Effect of Agreement. This Agreement shall not be construed to:

(a)

Impair the validity, perfection or priority of any lien or security interest securing the Borrower’s obligations to the Bank;

(b)

Waive or impair any rights, powers or remedies of the Bank under the Loan Documents upon termination of the Forbearance Period, with respect to any defaults or otherwise;

(c)

Constitute an agreement by the Bank or require the Bank to extend the Forbearance Period, or grant additional forbearance periods, none of which the Bank agrees or has agreed to do, and all of which matters are in the Bank’s sole and absolute discretion; or

(d)

Make any additional Loan or other extensions of credit to the Borrower either during or after termination of the Forbearance Period.

22.

Consultation with Counsel. The Borrower acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement, or has had an opportunity to so consult and have knowingly chosen not to do so. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement.

23.

Limitation on Relationship. Neither this Agreement or the Loan Documents shall be deemed or construed to create a partnership, tenancy in common, joint tenancy, joint venture, co-ownership or any other relationship aside from a continuing debtor-creditor relationship between the Borrower, on the one hand, and the Bank on the other.

24.

Integration. This Agreement and the other Loan Documents are intended by the parties as the final expression of their agreement and therefore incorporate all negotiations of the parties hereto and are the entire agreement of the parties hereto. The Borrower acknowledges that it is not relying on any written or oral agreement, representation, warranty, or understanding of any kind made by the Bank or any employee or agent of the Bank, except for the agreements of the Bank set forth in this Agreement or in the other Loan Documents.

25.

Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

26.

Reversal of Payments. If the Bank receives any payments on the Loan, or proceeds of collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, debtor-in-possession, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reversed and such obligations shall continue as if such payments or proceeds had not been received by the Bank.

27.

Modification. This Agreement may not be amended, waived or modified in any manner without the prior written consent of the party against whom the amendment, waiver or modification is sought to be enforced.

28.

Attorneys’ Fees. The Borrower shall reimburse the Bank for all costs and expenses, including, without limitation, attorneys’ fees and expenses (including the fees of the Bank’s inside and outside counsel), expended or incurred by the Bank in any arbitration, judicial reference, legal action or otherwise in connection with (a) the amendment and enforcement of this Agreement and the other Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Bank’s rights, remedies and obligations under this Agreement and the other Loan Documents, whether or not any form of legal proceeding is commenced, (b) collecting any sum which becomes due the Bank under this Agreement or any of the other Loan Documents, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (d) the protection, preservation or enforcement of any rights or remedies of the Bank or any of the collateral for the Loan, whether or not any form of legal proceedings is commenced, or (e) any action necessary to defend, protect, assert, or preserve any of the Bank’s rights or remedies as a result of or related to any case or proceeding under Chapter 11 of the United States Code, as amended, or any similar law of any jurisdiction. All of such costs and expenses shall bear interest from the time of demand at the rate then in effect under this Agreement.

29.

Counterparts. This Agreement may be executed and delivered, in counterparts, via facsimile transmission. Each such facsimile counterpart of this Agreement shall be deemed an original instrument for all purposes, and, together, all such counterparts shall constitute a single instrument.

30.

Survival. All representations, warranties, covenants, agreements, waivers and releases of the Borrower contained herein shall survive the termination of the Forbearance Period and the payment in full of the Borrower’s obligations to the Bank.

31.

Notices. Any notices required or contemplated under this Agreement or any other Loan Document shall be in writing and personally delivered or sent by United States certified mail, postage prepaid, charges prepaid and addressed, if to the Borrower, to:

PARLUX FRAGRANCES, INC.

5900 North Andrews Avenue, Suite 500

Fort Lauderdale, Florida 33309

Attention: Raymond J. Balsys, Chief Financial Officer

and if to the Bank, to:

REGIONS BANK

100 S.E. Third Avenue, 17th Floor

Fort Lauderdale, Florida 33394

Attention: Vanessa C. Civalero, Senior Vice President

With a copy to:
Angelo & Banta, P.A.
515 East Las Olas Boulevard, Suite 850
Fort Lauderdale, Florida 33301
Attn: Thomas P. Angelo, Esq.

or at such other address as either party may designate to the other in writing. Such communication will be effective (a) if given by mail, on first attempted delivery after being deposited in the U.S. mail, certified mail return receipt requested, or (b) if given by other means, when delivered at the address specified.

32.

Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Florida.

33.

No Waiver. The acceptance by Bank of any late payments or late performance of Borrower’ obligations under this Agreement or any Loan Documents shall not constitute a waiver or estoppel by Bank of any claims related to default of such documents. No consent or waiver expressed or implied by Bank regarding any default by Borrower shall be construed as a consent or waiver to or of any future default.

34.

Time of the Essence. Time is of the essence in performance of all terms and conditions of this Agreement.

35.

Jury Trial Waiver. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR IN CONNECTION, WITH THE LOAN DOCUMENTS OR THIS AGREEMENT.  FURTHER THE BORROWER IRREVOCABLY WAIVES THE RIGHT TO FILE, IMPOSE, OR BRING ANY COUNTERCLAIM, OFFSET OR THIRD-PARTY COMPLAINT IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH THE LOAN DOCUMENTS.

[EXECUTION APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESSES:	BANK:

REGIONS BANK, an Alabama banking corporation

/s/ Frank A. Buttacavoli	By:	/s/ Vanessa C. Civalero
Name: Frank A. Buttacavoli		Vanessa C. Civalero, Senior Vice President

/s/ Raymond Balsys
Name: Raymond Balsys

STATE OF FLORIDA

    )

    ):SS

COUNTY OF BROWARD

    )

The forgoing instrument was sworn to, subscribed and acknowledged before me this 31st day of August, 2009, by Vanessa C. Civalero, as the Senior Vice President of REGIONS BANK, an Alabama banking corporation, on behalf of the bank.  She is personally known to me or has produced a driver license as identification and did take an oath.

/s/ Carole Ramsay
Print or Stamp Name:	Carole Ramsay
Notary Public, State of Florida at Large
Commission No. :	DD0530112
My Commission Expires:	4/22/2010

[EXECUTIONS CONTINUE ON FOLLOWING PAGE]

WITNESSES:	BORROWER:

PARLUX FRAGRANCES, INC., a Delaware corporation

/s/ Frank A. Buttacavoli	By:	/s/ Raymond J. Balsys
Name: Frank A. Buttacavoli		Raymond J. Balsys, Chief Financial Officer

/s/ Vanessa C. Civalero
Name: Vanessa C. Civalero

PARLUX LTD., a New York corporation

/s/ Frank A. Buttacavoli	By:	/s/ Raymond J. Balsys
Name: Frank A. Buttacavoli		Raymond J. Balsys, Chief Financial Officer

/s/ Vanessa C. Civalero
Name: Vanessa C. Civalero

 [CONTINUES ON FOLLOWING PAGE]

STATE OF FLORIDA

    )

    ):SS

COUNTY OF BROWARD

    )

The forgoing instrument was sworn to, subscribed and acknowledged before me this 31st  day of August, 2009, by Raymond J. Balsys, as the Chief Financial Officer of PARLUX FRAGRANCES, INC., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced a driver license as identification and did take an oath.

/s/ Carole Ramsay
Print or Stamp Name:	Carole Ramsay
Notary Public, State of Florida at Large
Commission No. :	DD0530112
My Commission Expires:	4/22/2010

STATE OF FLORIDA

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COUNTY OF BROWARD

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The forgoing instrument was sworn to, subscribed and acknowledged before me this 31st  day of August, 2009, by Raymond J. Balsys, as the Chief Financial Officer of PARLUX LTD., a New York corporation, on behalf of the corporation. He is personally known to me or has produced a driver license as identification and did take an oath.

/s/ Carole Ramsay
Print or Stamp Name:	Carole Ramsay
Notary Public, State of Florida at Large
Commission No. :	DD0530112
My Commission Expires:	4/22/2010